Exhibit 20.4
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1997
Distribution Date of June 20, 1997

Original Pool Amount                      $424,879,281.80
Beginning Pool Balance                    $159,355,739.45
Beginning Pool Factor                           0.3750612

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $8,471,215.23
  Interest Collected                        $1,435,713.65

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $508,218.52
Total Additional Deposits                     $508,218.52

Repos/Chargeoffs                              $444,533.18
Aggregate Number of Notes Charged Off                  71

Total Available Funds                      $10,391,366.23

Ending Pool Balance                        150,463,772.21
Ending Pool Factor                              0.3541330

Servicing Fee                                 $132,796.45

Repayment of Servicer Advances                 $23,781.17

Reserve Account:
  Beginning Balance (See Memo Item)        $10,100,463.43
  Target Percentage                                  6.00%
  Target Balance                            $9,027,826.33
  Minimum Balance                           $8,922,464.92
  (Release)/Deposit                        ($1,072,637.10)
  Ending Balance                            $9,027,826.33

Current Weighted Average APR:                      10.576%
Current Weighted Average Remaining Term (months):   27.67

<CAPTION
Delinquencies:                             Dollars       Notes
Installments:
     1-30 days                           1,588,999.82      969
    31-60 days                             293,512.58      233
    60+ days                                97,269.39       60

    Total                                1,979,781.79      986

  Balances: 60+ days                     1,172,732.62       60

Memo Item - Reserve Account
  Prior Month                           $9,561,344.37
  + Invest. Income                          44,907.62
  + Excess Servicing                       494,211.44
  + Transfer from Collections Account            0.00
  Beginning Balance                    $10,100,463.43

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1997

                                                                  NOTES
                                        TOTAL           CLASS A-1       CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                    $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                 0.00%           96.50%            3.50%
 Coupon                                                      5.900%           6.550%           6.850%

Beginning Pool Balance             $159,355,739.45
Ending Pool Balance                $150,463,772.21
Collected Principal                  $8,447,434.06
Collected Interest                   $1,435,713.65
Charge-Offs                            $444,533.18
Liquidation Proceeds/Recoveries        $508,218.52
Servicing                              $132,796.45
Cash Transfer to Reserve Account             $0.00
  Total Collections Available
    for Debt Service                $10,258,569.78

Beginning Balance                  $159,355,739.45            $0.00  $149,058,313.56   $10,297,425.89

Interest Due                           $872,391.10            $0.00      $813,609.96       $58,781.14
Interest Paid                          $872,391.10            $0.00      $813,609.96       $58,781.14
Principal Due                        $8,891,967.24            $0.00    $8,580,748.39      $311,218.85
Principal Paid                       $8,891,967.24            $0.00    $8,580,748.39      $311,218.85

Ending Balance                     $150,463,772.21            $0.00  $140,477,565.17    $9,986,207.04
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                 0.0000000000           0.4257           0.6711

Total Distributions                  $9,764,358.34            $0.00    $9,394,358.35      $369,999.99

Interest Shortfall                           $0.00            $0.00            $0.00            $0.00
Principal Shortfall                          $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00            $0.00

Excess Servicing                       $494,211.44
  (see Memo Item - Reserve Account)

Beginning Reserve Account Balance   $10,100,463.43
(Release)/Draw                      ($1,072,637.10)
Ending Reserve Account Balance       $9,027,826.33


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5%
    thereafter  until  all  of the Notes have been  paid in  full.   No
    principal distributions to Class A-2 until Class  A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1997

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                       5                4                3                2               1
                                    Jan 1997         Feb 1997         Mar 1997         Apr 1997        May 1997

Beg. Pool Balance               $196,665,027.07  $187,443,581.19  $178,833,989.12  $168,183,810.09  $159,355,739.45

A) Loss Trigger:
Principal of Contracts
  Charged off                       $237,245.36      $270,748.46      $528,410.27      $520,387.27      $444,533.18
Recoveries                          $180,374.06      $612,940.20      $191,574.52      $255,739.37      $508,218.52

Total Charged Off (Months 5,4,3)  $1,036,404.09
Total Recoveries (Months 3,2,1)      955,532.41
Net Loss/(Recoveries) for 3 Mos.  $   80,871.68(a)

Total Balance
  (Months 5,4,3)                $562,942,597.38(b)

Loss Ratio Annualized [(a/b)(12)]        0.1724%

Trigger: Is Ratio> 1.5%                      No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                     $2,198,165.62    $1,395,601.07  $1,172,732.62
   As % of Beginning Pool Balance                                        1.22917%         0.82981%       0.73592%
   Three Month Average                                                   1.37024%         1.21605%       0.93163%

Trigger: Is Average> 2.0%                    No


C) Noteholders Percent Trigger:          2.1248%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                  No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer